UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2025

The Crypto Company

(Exact name of registrant as specified in its charter)

Nevada	000-55726	46-4212105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23823 Malibu Road, #50477, Malibu, CA	90265
(Address of principal executive offices)	(Zip Code)

(424) 228-9955

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Subscription Agreements

Beginning on September 23, 2025, The Crypto Company (the “Company”) executed Subscription Agreements (each, a “Subscription Agreement” and collectively, the “Subscription Agreements”) with certain institutional and other accredited investors: Jeffery G. Roberts, P.S.G. Poker LLC, Practivist Investors LLC, EKSA Holdings LLC, Jonathan Gunn, Windermere Property LLC, Robert K. Tschannen-Moran and Megan Tschannen-Moran Joint Revocable Living Trust, Scott Averitt Irrevocable GST Trust U/A DTD 6/24/2021, Old Well Fund LLC, and The New VC, LLC (each, an “Investor” and collectively, the “Investors”), pursuant to which the Company agreed to sell and issue to the Investors an aggregate of 165,348,837 shares of the Company’s common stock, par value $0.001 (“Common Stock”) for an aggregate purchase price of $661,000 and 0.43232 BTC.

The Subscription Agreements contain customary representations, warranties and covenants that were made solely for the benefit of the parties to the Subscription Agreements. Such representations, warranties and covenants (i) are intended as a way of allocating risk between the parties to the Subscription Agreements and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by shareholders of, or other investors in, the Company. Accordingly, the Form of Subscription Agreement is included with this filing only to provide investors with information regarding the terms of transaction and not to provide any other factual information regarding the Company.

The foregoing description of the Subscription Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Subscription Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Amendment to Promissory Note

The Company and AJB Capital Investments LLC (the “Holder”) entered into a Third Amendment dated as of September 29, 2025 (“Third Amendment”) to that certain Promissory Note dated as of April 12, 2024 (“Promissory Note”). The First Amendment to the Promissory Note dated as of May 1, 2024 (“First Amendment”), amended the Promissory Note to (1) increase the principal amount of the Promissory Note from $120,000 to $148,889 and (2) extended the maturity date of the Promissory Note to November 1, 2024. The Second Amendment to the Promissory Note dated as of May 15, 2024 (“Second Amendment”), amends the Promissory Note, as amended by the First Amendment, to increase the principal amount of the Promissory Note from $148,889 to $185,555. The Third Amendment to the Promissory Note amends the Promissory Note, as amended by the First Amendment and Second Amendment to extend the maturity date of the Promissory Note to March 29, 2026.

In consideration for the extension of the maturity date, The Company will issue to the Holder 30,000,000 shares of Common Stock of the Company (the “Extension Shares”) within five (5) business days of the date of the Third Amendment.

The foregoing description of the Third Amendment to the Promissory Note is not complete and is qualified in its entirety by reference to the text of such document, which is filed as Exhibit 10.2 hereto and which is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The Extension Shares were issued to the Holder pursuant to exemptions from registration provided by Rule 506 of Regulation D promulgated thereunder, as a transaction not involving a public offering.

The Subscription securities described above under Item 1.01 have not been registered under the Securities Act. Based in part upon the representations of the Investors in the Subscription Agreements, the Company relied on the exemption afforded by Regulation D under the Securities Act, and corresponding provisions of state securities or “blue sky” laws. Each of the Investors has represented that it is an “accredited investor” as defined in Regulation D of the Securities Act and that it is acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, and appropriate legends will be affixed to the securities. The sale of the securities did not involve a public offering and was made without general solicitation or general advertising.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy any securities of the Company.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Subscription Agreement.
10.2	Third Amendment to Promissory Note, dated September 29, 2025, by and between the Crypto Company and AJB Investments LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 29, 2025

THE CRYPTO COMPANY

	By:	/s/ Ron Levy
	Name:	Ron Levy
	Title:	Chief Executive Officer, Interim CFO and Secretary